10.15	Promissory note dated April 1, 2006 in the aggregate amount of $113,791.35

PROMISSORY NOTE

Borrower:	Mogul Energy International, Inc.
520 Pike Tower, Suite 2210,
Seattle, W.A. 98101

Lender:	Mohammad Khan

Principal Amount:	$113,791.35

1.
FOR VALUE RECEIVED, Mogul Energy International, Inc. promises to pay to Mohammad Khan at such address as may be provided in writing to Mogul Energy International, Inc., the principal sum of one hundred thirteen thousand, seven hundred ninety-one and thirty-five hundredths ( $113,791.35 ) USD, without interest payable on the unpaid principal.

2.	This Note is repayable in full within 30 days of Mohammad Khan providing Mogul Energy International, Inc. with written notice of demand.

3.	This Note will be construed in accordance with and governed by the laws of the State of Washington.

4.
If any term, covenant, condition or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, it is the parties' intent that such provision be reduced in scope by the court only to the extent deemed necessary by that court to render the provision reasonable and enforceable and the remainder of the provisions of this Agreement will in no way be affected, impaired or invalidated as a result.

5.
All costs, expenses and expenditures including, and without limitation, the complete legal costs incurred by Mohammad Khan in enforcing this Note as a result of any default by Mogul Energy International, Inc., will be added to the principal then outstanding and will immediately be paid by Mogul Energy International, Inc..

6.
This Note will enure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and assigns of Mogul Energy International, Inc. and Mohammad Khan. Mogul Energy International, Inc. waives presentment for payment, notice of non-payment, protest and notice of protest.

IN WITNESS WHEREOF Mogul Energy International, Inc. has duly affixed its signature by a duly authorized officer under seal on this 1st day of April, 2006.

SIGNED, SEALED, AND DELIVERED
this 1st day of April, 2006.	/s/ Naeem Tyab
Mogul Energy International, Inc.